UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2013

Date of Report (Date of earliest event reported)

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52228	33-0344842
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6042 Cornerstone Ct. West, Suite B, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement.

On May 10, 2013, Sorrento Therapeutics, Inc. (the “Company”) entered into a development services agreement (the “Development Services Agreement”) with IgDraSol, Inc. (“IgDraSol”), a private company focused on the development of oncologic agents for the treatment of metastatic breast cancer, non-small cell lung cancer and other cancers. Previously, on March 7, 2013, the Company and IgDraSol entered into a number of agreements, including an option agreement providing the Company with an option to acquire IgDraSol and an asset purchase agreement pursuant to which the Company purchased all documentation, equipment, information and other know-how related to micellar nanoparticle technology encompassing Tocosol and related technologies. Under the terms of the Development Services Agreement, approximately $3,000,000 in development services will be provided by IgDraSol for the development of Tocosol® and related technologies.

The foregoing description of the Development Services Agreement, including the exhibits and schedules thereto, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
	Name:	Richard Vincent
	Title:	Chief Financial Officer and Secretary

Date: May 14, 2013